Karen B. Davis Elected as Independent Director

PARSIPPANY, N.J.-(BUSINESS WIRE)-December 28, 2017 - PBF Logistics LP (NYSE: PBFX, the “Partnership”) today announced that Karen B. Davis has been elected as an independent director of PBF Logistics GP LLC, the general partner of the Partnership, effective December 28, 2017.

Thomas J. Nimbley, Chairman of the Board and CEO, commented, “We are very pleased to have Karen join the Board of Directors of PBF Logistics GP LLC. Karen brings extensive accounting, financial and industry experience and will be a great addition to the Board.”

Ms. Davis most recently served as Executive Vice President and Chief Financial Officer of Western Refining, Inc. and its affiliated entities, Western Refining Logistics LP and Northern Tier Energy, LP, through May 2017. During her career, Ms. Davis has served in various chief financial officer and financial reporting officer positions with various public and private companies throughout the United States.

Forward-Looking Statements

This press release contains forward-looking statements (as that term is defined under the federal securities laws) made by the Partnership and its management. Such statements are based on current expectations, forecasts and projections, including, but not limited to, anticipated financial and operating results, plans, objectives, expectations and intentions that are not historical in nature. Forward-looking statements should not be read as a guarantee of future performance or results, and may not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking statements are based on information available at the time, and are subject to various risks and uncertainties, including risks relating to the securities markets generally, the impact of adverse market conditions impacting PBFX’s logistics and other assets and other risks inherent in PBFX’s business. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see PBFX’s filings with the Securities and Exchange Commission including the Annual Report on Form 10-K. Forward-looking statements reflect information, facts and circumstances only as of the date they are made. The Partnership assumes no responsibility or obligation to update forward-looking statements except as may be required by law.

PBF Logistics LP

PBF Logistics LP, headquartered in Parsippany, New Jersey, is a fee-based, growth-oriented master limited partnership formed by PBF Energy Inc. to own or lease, operate, develop and acquire crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets.

Contacts:

Colin Murray (investors)	Michael C. Karlovich (media)
ir@pbfenergy.com	mediarelations@pbfenergy.com
Tel: 973.455.7578	Tel: 973.455.8994